AMERIS BANCORP
PERFORMANCE STOCK UNIT GRANT AGREEMENT
(Pursuant to the 2014 Omnibus Equity Compensation Plan)
        THIS PERFORMANCE STOCK UNIT GRANT AGREEMENT (the “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”), by and between Ameris Bancorp, a Georgia corporation (the “Company”), and the individual listed below (the “Participant”).
1.Grant of Performance Stock Units. Pursuant to the Ameris Bancorp 2014 Omnibus Equity Compensation Plan (the “Plan”; unless otherwise defined herein, capitalized terms used in this Agreement have the meanings set forth in the Plan), the Company hereby grants to the Participant, as of the Date of Grant, the target number of performance stock units set forth below (the “Performance Stock Units”) that may become earned and vested based on the level of achievement of the performance goals set forth on Appendix A attached hereto and incorporated herein by this reference (the “Performance Goals”). The actual number of Performance Stock Units earned and vested will be based on the actual performance level achieved with respect to the Performance Goals. Each Performance Stock Unit will entitle the Participant to receive, at such time as is determined in accordance with the provisions of this Agreement and subject in all respects to the terms and conditions set forth in the Plan, which is incorporated herein by this reference and made a part hereof, one fully paid, nonassessable share of common stock, par value $1.00 per share, of the Company (“Company Stock”).

Participant	Date of Grant	Target Award Number of Performance Stock Units
________________________	_____________________	________________________
Vesting Schedule:
Except as otherwise set forth herein, the Performance Stock Units will become earned and vested based on the performance level achieved with respect to the Performance Goals, provided that the Participant continues to be employed by, or provide service to, the Employer through the last day (the “Vesting Date”) of the applicable performance period set forth on Appendix A (the “Performance Period”).

Vesting Upon Death or Disability:	In the event the Participant dies or becomes Disabled prior to the Vesting Date and while employed by, or providing service to, the Employer, the Participant will earn and become vested in a pro-rata portion of the Performance Stock Units, based on the actual performance results for the Performance Period, prorated for the portion of the Performance Period during which the Participant was employed by, or providing service to, the Employer.
Vesting Upon Change of Control:	In the event a Change of Control occurs prior to the Vesting Date and while the Participant is employed by, or providing service to, the Employer, the Performance Period will end on the date of the Change of Control and the Performance Stock Units will become earned and vested based on the greater of: (i) the Company’s actual performance level achieved with respect to the Performance Goals as of the date of the Change of Control; and (ii) the target performance level as to each Performance Goal, such that not less than 100% of the Target Award is earned and vested as of the date of the Change of Control.

The target number of Performance Stock Units set forth in this Agreement is equal to the target number of shares of Company Stock that the Participant will earn and become vested in for 100% achievement of the Performance Goals (the “Target Award”). The actual number of shares of Company Stock that the Participant will earn and become vested in with respect to the Performance Stock Units, if any, may be greater or less than the Target Award and will be based on the performance level achieved by the Company with respect to the Performance Goals, as set forth on Appendix A. The Company’s performance level is measured based on the threshold, target and maximum performance levels set forth on Appendix A. If actual performance is between performance levels, the number of Performance Stock Units earned and vested will be interpolated on a straight line basis for pro-rata achievement of the Performance Goals, rounded up or down to the nearest whole number, provided that failure to achieve the threshold performance level with respect to a Performance Goal will result in no Performance Stock Units being earned and vested with respect to that Performance Goal.

The Committee may, at any time prior to the final determination of whether the Performance Goals have been attained, change the Performance Goals to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, or any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other change in the Company’s corporate structure, capitalization or shares, or any other change of a similar nature.
2.Vesting of Performance Stock Units.
(a) The Performance Stock Units will become earned and vested as set forth in Section 1 hereof.
(b) The Committee will, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, each of the Performance Goals has been achieved with respect to the Performance Period and (ii) the number of shares of Company Stock, if any, which the Participant will be entitled to receive pursuant to this Agreement. Such certification will be final, conclusive and binding on the Participant and on all other persons to the maximum extent permitted by law. If the Committee makes a final determination that the Performance Goals have not been achieved, then the Participant will have no further rights to receive shares of Company Stock under this Agreement.
(c) Except as otherwise provided in this Agreement or determined by the Committee, if the Participant ceases to be employed by, or provide service to, the Employer for any reason prior to the Vesting Date, then, irrespective of the level of achievement of the Performance Goals, the Participant will have no rights with respect to any portion of the Performance Stock Units or shares of Company Stock that have not become earned and vested as of the date the Participant ceases to be employed by, or provide service to, the Employer, and the Participant will forfeit all rights hereunder to receive such Performance Stock Units or shares of Company Stock.
3.Issuance of Company Stock.
(a) The Participant will receive a distribution with respect to the Performance Stock Units earned and vested pursuant to this Agreement, if any, within sixty (60) days following the date the Performance Stock Units become earned and vested in accordance with Section 2 hereof (the “Payment Date”); provided, however, that such distribution will be made no later than March 15 of the fiscal year following the end of the Performance Period. Distribution will be made with respect to the Performance Stock Units on the Payment Date in shares of Company Stock, with each Performance Stock Unit earned and vested equivalent to one share of Company Stock. In no event will any fractional shares be issued, and the total number of shares of Company Stock to be issued pursuant to this Agreement will, to the extent necessary, be rounded down to the next whole share of Company Stock in order to avoid the issuance of a fractional share.

(b) The obligation of the Company to deliver shares of Company Stock to the Participant with respect to earned and vested Performance Stock Units will be subject to the condition that if at any time the Committee determines in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, then the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Committee.
4.Tax Consequences.
(a) The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Performance Stock Units and the delivery of shares of Company Stock in connection therewith. The Participant has reviewed with the Participant’s own tax advisors the federal, state, and local tax consequences of the grant and vesting of the Performance Stock Units and the delivery of shares of Company Stock in connection therewith as contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
(b) Unless the Committee determines otherwise, the number of shares of Company Stock to be issued to the Participant with respect to the Performance Stock Units under this Agreement will be reduced by a number of shares of Company Stock sufficient to satisfy the amount of any federal, state or local income and employment taxes associated with the issuance of shares of Company Stock. Notwithstanding the foregoing, the Employer may require that the Participant receiving any distribution or payment hereunder pay to the Employer the amount of any federal, state or local income and employment taxes that the Employer is required to withhold with respect to such distribution or payment, or the Employer may deduct from other compensation paid by the Employer the amount of any federal, state or local income and employment taxes due with respect to the Performance Stock Units. In no event will the amount of withholding exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
5.Rights of Participant.
(a) Prior to the issuance, if any, of shares of Company Stock to the Participant with respect to earned and vested Performance Stock Units pursuant to Section 3(a) hereof, the Participant will not have any rights of a shareholder of the Company on account of the Performance Stock Units.
(b) Notwithstanding the foregoing, if any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property, is declared and paid on the outstanding Company Stock prior to the issuance of shares of Company

Stock with respect to earned and vested Performance Stock Units pursuant to Section 3(a) hereof (i.e., those shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account will be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Performance Stock Units subject to this Agreement had shares of Company Stock been issued with respect to such Performance Stock Units and been outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited will vest, if at all, at the same time as the Performance Stock Units to which they relate and will be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Company Stock entitled to that dividend or distribution or in such other form as the Committee deems appropriate) concurrently with the issuance of shares of Company Stock with respect to the earned and vested Performance Stock Units pursuant to Section 3(a) hereof.
6.Successors and Assigns. The rights and protections of the Company hereunder will extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. During the period prior to the certification of the Performance Goals and prior to the Payment Date, the right to receive shares of Company Stock may not be assigned, transferred, pledged or otherwise disposed of by the Participant, except as permitted under the Plan or by the Committee. Any attempt to assign, transfer, pledge or otherwise dispose of the right to receive shares of Company Stock contrary to the provisions of this Agreement and the Plan, and the levy of any execution, attachment or similar process upon the right to receive the shares, will be null, void and without effect.
7.Clawback Rights. The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant, as in effect from time to time and as approved by the Board, the Committee or another duly authorized committee thereof, whether or not approved before or after the Date of Grant.
8.Amendment of Agreement. Without limitation of Section 7 or Section 13 hereof, this Agreement may be amended in accordance with the provisions of the Plan and may otherwise be amended in writing by the Participant and the Company without the consent of any other person.
9.Grant Subject to Plan Provisions. The grant reflected by this Agreement (a) is made pursuant to the Plan, the terms of which are incorporated herein by reference, (b) in all respects will be interpreted in accordance with the Plan and (c) is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of shares of Company Stock, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Committee will have the authority to interpret and construe the grant and this Agreement pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder or with respect to such grant.

10.No Employment or Other Rights. This Agreement will not confer upon the Participant any right to be retained in the employment or service of the Employer and will not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
11.Notice. Any notice to the Company provided for in this Agreement will be addressed to the Company in care of the Corporate Secretary at the Company’s corporate headquarters, and any notice to the Participant will be addressed to the Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice will be delivered by hand, sent by facsimile or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or with an overnight courier.
12.Applicable Law. The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the conflicts of laws provisions thereof.
13.Application of Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and will in all respects be administered in accordance with Section 409A of the Code. The issuance of Company Stock pursuant this Agreement is intended to be subject to a “substantial risk of forfeiture” under Section 409A of the Code, and issued within the “short term deferral” exception under such statute following the lapse of the applicable forfeiture condition. Notwithstanding any provision in this Agreement to the contrary, if the Participant is a “specified employee” (as defined in Section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will postpone the payment until the first business day after the end of the six-month period following the original payment date. If the Participant dies during the postponement period prior to the payment of postponed amounts, then the amounts withheld on account of Section 409A of the Code will be paid to the personal representative of the Participant’s estate within thirty (30) days after the date of the Participant’s death. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event will the Participant, directly or indirectly, designate the calendar year of payment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Section 409A of the Code, and the Participant hereby acknowledges and consents to such rights of the Committee.
14.Severability. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

15.Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart. Electronic signatures in the form of handwritten signatures on a facsimile transmittal and scanned and digitized images of a handwritten signature (e.g., scanned document in PDF format) shall have the same force and effect as original manual signatures.
16.Participant Acceptance. By signing below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement and accepts the Performance Stock Units as of the Date of Grant. The Participant accepts as binding, conclusive and final all decisions and determinations of the Committee upon any questions arising under this Agreement or the Plan. The Participant acknowledges delivery of the Plan and the Plan prospectus together with this Agreement.
[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant set forth herein.

COMPANY: AMERIS BANCORP By: Name: Title:	PARTICIPANT: (Signature) (Printed Name)

[Signature Page to Performance Stock Unit Grant Agreement]

Appendix A

[Performance Goals and Performance Period to be determined at the time of grant.]